Exhibit 3.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of the 9th day of March 2012, by and among FIF HE HOLDINGS LLC, a Delaware limited liability company, (the “Assignor”) and NATIONSTAR SUB1 LLC (“Sub1”) and NATIONSTAR SUB2 LLC (“Sub2”), each a Delaware limited liability company (together, the “Assignees”).

WITNESSETH

WHEREAS, the Assignor is the member of and owns 100% of the membership interests in Nationstar Mortgage LLC, a Delaware limited liability company (the “Company”);

WHEREAS, the Assignor wishes to assign 99% of its membership interest in the Company to Sub1 and 1% of its membership interest in the Company to Sub2 (each, a “Transferred Interest”); and

WHEREAS, the Assignees wish to accept such assignment, be admitted as members of the Company with respect to their respective Transferred Interest, and be bound by the terms of the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 11, 2006 (as may be or have been amended from time to time, the “Operating Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignees hereby agree as follows:

1. Assignment and Assumption. (a) The Assignor hereby assigns, transfers and conveys to each Assignee, and each Assignee hereby accepts and assumes, all right, title and interest the Assignor has in, and with respect to, the applicable Transferred Interest, including all rights and obligations of the Assignor with respect to the Operating Agreement in respect thereof. Each Assignee shall succeed the Assignor as a member of the Operating Agreement in respect of the applicable Transferred Interest (each, a “Member”), and each Assignee hereby assumes and agrees to perform all of the Assignor’s obligations and liabilities under or related to the Operating Agreement arising from and after the date hereof.

(b) Upon the execution hereof and the execution and delivery by an Assignee of a counterpart of the Operating Agreement, the signature page of which shall be in the form attached hereto as Exhibit A, (i) such Assignee shall succeed the Assignor as a member in respect of the applicable Transferred Interest, be admitted as a member of the Company and be bound by all the terms and provisions of the Operating Agreement applicable to the Transferred Interest acquired, including the obligation to comply with all the terms and provisions of the Operating Agreement in respect of any future transfers by an Assignee of any rights or interests in its Transferred Interest and (ii) the Operating Agreement shall be deemed to be amended to reflect the admission of each Assignees as a “Member” and references to “Sole Member” in the Operating Agreement (other than in Section 14 thereof) shall be deemed to be to Sub1 and Sub2 as “Members”; provided that the reference in Sections 10 and 16 to Sole Member shall be deemed to refer exclusively to Sub1.

(c) The Assignor hereby consents to the admission of the Assignees as “Members”.

2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not a party to this Agreement.

3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

4. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

5. Miscellaneous. (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

(b) This Agreement contains, and is intended as, a complete statement of all of the terms and arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to any such matters.

(Remainder of page intentionally left blank. Signature page follows.)

IN THE WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.

FIF HE HOLDINGS LLC

By:	/s/ Pete Smith
Name:	Pete Smith
Title:	Manager

NATIONSTAR SUB1 LLC

By:	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer,
President and Manager

NATIONSTAR SUB2 LLC

By:	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer,
President and Manager

[Signature Page to Assignment and Assumption Agreement]

Exhibit A

IN WITNESS WHEREOF, each undersigned party, intending to be legally bound hereby, has duly executed this Agreement as of the 9th day of March, 2012.

NATIONSTAR SUB1 LLC

By:	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer, President and Manager

NATIONSTAR SUB2 LLC

By:	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer, President and Manager

[Signature Page to Third Amended and Restated LLC Company Agreement of Nationstar Mortgage LLC]